 Consolidated Condensed Balance Sheets

 Lowe's Companies, Inc. and Subsidiary Companies
 Dollars in thousands

_____________________________________________________________________________________________________


                                                                  January 31,             January 31,
                                                                      1994                    1993
                                                                  ____________            ____________
 Assets
 __________________


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
      Current assets:

      Cash and cash equivalents                                       $73,253                 $48,949
      Short-term investments                                           35,215                   5,900
      Accounts receivable - net                                        53,301                  53,288
      Merchandise inventory                                           853,707                 594,195
      Other assets                                                     68,431                  43,222
                                                                  ____________            ____________

      Total current assets                                          1,083,907                 745,554

      Property, less accumulated depreciation                       1,020,234                 787,197
      Long-term investments                                            40,408                  23,270
      Other assets                                                     57,099                  52,856
                                                                  ____________            ____________

      Total assets                                                 $2,201,648              $1,608,877
                                                                  ============            ============


 Liabilities and Shareholders' Equity
 _________________________________________

      Current liabilities:

      Current maturities of long-term debt                            $49,547                 $21,721
      Short-term notes payable                                          2,281                   3,193
      Accounts payable                                                467,278                 330,584
      Employee retirement plans                                        34,422                  32,038
      Accrued salaries and wages                                       45,883                  39,472
      Other current liabilities                                        81,765                  72,626
                                                                  ____________            ____________

      Total current liabilities                                       681,176                 499,634

      Long-term debt, excluding current maturities                    592,333                 313,562
      Deferred income taxes                                            26,165                  16,517
      Accrued store restructuring costs                                28,305                  45,944
                                                                  ____________            ____________

      Total liabilities                                             1,327,979                 875,657
                                                                  ____________            ____________
      Shareholders' equity
      Common stock - $.50 par value;
                   Issued and Outstanding
          January 31, 1994       147,886,770
          January 31, 1993       145,945,916                           73,943                  72,973
      Capital in excess of par                                        202,962                 171,214
      Retained earnings                                               596,764                 489,033
                                                                  ____________            ____________

      Total shareholders' equity                                      873,669                 733,220


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                                                                  ____________            ____________
      Total liabilities and
        shareholders' equity                                       $2,201,648              $1,608,877
                                                                  ============            ============



 _____________________________________________________________________________________________________

 See accompanying notes to consolidated condensed financial statements.
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